UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2024 (April 24, 2024)
MYR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12121 Grant Street,		Suite 610
Thornton,	CO		80241
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:  (303) 286-8000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYRG	The Nasdaq Stock Market, LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 24, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of MYR Group, Inc. (the “Company”), the Company’s stockholders approved the MYR Group Inc. 2017 Long-Term Incentive Plan (as amended and restated as of April 24, 2024) (the “Amended and Restated Plan”).
The MYR Group Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”) was originally adopted by the Board of Directors of the Company (the “Board”) in February 2017 and approved by the Company’s stockholders in April 2017. The 2017 Plan was subsequently amended and restated by the Board in February 2020 and approved by the Company’s stockholders in April 2020 (the “2020 Plan”). On February 22, 2024, upon recommendation of the Compensation Committee of the Board (the “Committee”), the Board approved and adopted, subject to shareholder approval, the Amended and Restated Plan, which further amended and restated the 2020 Plan.
The Amended and Restated Plan authorizes the Committee of the Board to provide equity-based or cash-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash incentive awards, phantom stock, stock bonuses and dividend equivalents to non-employee directors of the Company, employees of the Company and its subsidiaries, and certain other individuals, including certain consultants to the Company and its subsidiaries. The purpose of granting these awards to these recipients will be to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain these individuals. The Amended and Restated Plan’s purpose is also to provide awards to eligible participants that promote and recognize service to and performance regarding the Company and its subsidiaries.
Subject to adjustment as described in the Amended and Restated Plan, and subject to the Amended and Restated Plan’s share counting rules, a total of 2,200,000 shares of common stock (consisting of 900,000 shares approved by the Company’s stockholders in 2017, 600,000 shares approved by the Company’s stockholders in 2020, and 700,000 shares approved by the Company’s stockholders in 2024) are available for awards granted under the Amended and Restated Plan. These shares may be shares of original issuance or treasury shares. The aggregate number of shares available under the Amended and Restated Plan will generally be reduced by one share for every one share subject to an award granted under the Amended and Restated Plan. Shares underlying certain awards under the Amended and Restated Plan and certain outstanding awards under the 2017 Plan (including in each case as amended or amended and restated) that are cancelled or forfeited, expire, are settled for cash, or are unearned, will again be available under the Amended and Restated Plan, as further described in the Amended and Restated Plan. The Amended and Restated Plan also provides that, subject to adjustment as described in the Amended and Restated Plan: (1) the aggregate number of shares actually issued upon the exercise of incentive stock options will not exceed 2,200,000 shares; and (2) no Company non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the grant date as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $400,000.
The Amended and Restated Plan permits the Compensation Committee to make certain performance-based awards to participants under the Amended and Restated Plan, which awards will be earned based upon the achievement of goals with respect to performance criteria. A non-exhaustive list of performance criteria that could be used for such performance-based awards includes the following: total shareholder return; stock price appreciation; return on equity; return on assets; modified return on assets; return on capital (including return on invested capital); earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (stockholder value added); revenues; net income; pre-tax income; pre-tax income per share; operating income; pre-tax profit margin; performance against business plan; backlog; customer service; corporate governance quotient or rating; market share; employee satisfaction; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management.
The Board generally will be able to amend or modify the Amended and Restated Plan, subject to stockholder approval in certain circumstances as described in the Amended and Restated Plan.

The description above of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is incorporated by reference herein from Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting on April 24, 2024, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s 2024 Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 6, 2024. The matters voted upon at the Annual Meeting and the results of the votes were as follows:
Proposal 1. Election of Two Class II Director Nominees for Two Year Terms. The stockholders elected two Class II director nominees, Donald C.I. Lucky and Shirin O'Connor, each to serve a two-year term expiring at the 2026 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Donald C.I. Lucky	12,243,808	2,075,611	9,191	867,798
Shirin O'Connor	13,964,159	355,048	9,403	867,798
Each of the following Class I and Class III directors will continue to hold office until his or her respective term expires: Kenneth M. Hartwick, Jennifer E. Lowry, Richard S. Swartz, Bradley T. Favreau, Ajoy H. Karna and William D. Patterson.
Proposal 2. Advisory Approval of the Compensation of Our Named Executive Officers. The stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,503,303	806,389	18,918	867,798
Proposal 3. Approval of the MYR Group Inc. 2017 Long-Term Incentive Plan (amended and restated as of April 24, 2024). The stockholders approved the Amended and Restated Plan (as further described above).

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,483,323	826,574	18,713	867,798
Proposal 4. Ratification of the Appointment of Our Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
15,029,948	148,147	18,313
Item 9.01    Financial Statements and Exhibits.
(d) The following exhibits are being filed with this Current Report on Form 8-K.

10.1	MYR Group Inc. 2017 Long-Term Incentive Plan (Amended and Restated as of April 24, 2024)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 29, 2024	By:	/s/ WILLIAM F. FRY
		Name:	William F. Fry
		Title:	Senior Vice President, Chief Legal Officer and Secretary